Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 9, 2004 relating to the consolidated financial statements and the financial statement schedule of Ciphergen Biosystems Inc., which appear in Ciphergen Biosystems, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003.

/s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California
February 14, 2005